Exhibit 10.72

ACTION PERFORMANCE COMPANIES, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT is made as of the Grant Date, as set forth on the attached Exhibit A, by and between Action Performance Companies, Inc., an Arizona corporation (the “Company”), and the person named as the Optionholder (the “Optionholder”) on the attached Exhibit A.

     The Company contemplates that Optionholder will be a key person associated with the Company, and the Company considers it desirable and in its best interest that Optionholder be given a material inducement to be hired by the Company by acquiring a proprietary interest in the Company as an added incentive to advance the interest of the Company by possessing an option to purchase the Company’s common stock, par value $.01 per share (the “Common Stock”). For purposes of this Agreement, the term “Company” includes any parent or subsidiary of the Company as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

     NOW, THEREFORE, it is agreed by and between the parties as follows:

     1. Grant of Option. The Company hereby grants to Optionholder, as of the grant date (the “Grant Date”) specified in the attached Exhibit A, the right, privilege, and option (“Option”) to purchase shares of Common Stock as set forth on the attached Exhibit A (the “Optioned Shares”). The Option is intended to be a Non-Qualified Stock Option.

     2. Option Price. The option price (the “Option Price”) as determined by the Plan Administrator is set forth on the attached Exhibit A, which price has been determined by the Company’s Board of Directors (the “Board”) to be not less than 100% of the fair market value per share of the Common Stock on the Grant Date of this Option.

     3. Vesting of Option.

          (a) Vesting Schedule. The vesting schedule shall be as set forth on Exhibit A hereto.

          (b) Acceleration. The Board may, by resolution adopted after the Grant Date in its sole and absolute discretion, allow the Option to be exercised on an accelerated basis.

     4. Exercise of Option. The Option issued hereunder shall be exercisable by written notice to the Company, addressed to the Company at its principal place of business, in accordance with the terms of this Option Agreement. Such notice shall state the election to exercise the Option and the number of shares with respect to which it is being exercised, and shall be signed by the Optionholder. Such notice shall be accompanied by payment in full of the exercise price for the number of shares being purchased. Payment may be made in cash or by check or, if then permitted by the Board, by tendering duly endorsed certificates representing shares of Common Stock then owned by the Optionholder and held for the requisite period necessary to avoid a charge to the Company’s earnings and valued at fair market value on the date of exercise. Upon the exercise of the Option, the Company shall deliver, or cause to be delivered, to the Optionholder a certificate or certificates representing the shares of Common Stock purchased upon such exercise as soon as practicable after payment for those shares has been received by the Company. If the Option is exercised pursuant to Section 10 hereof by any person other than the Optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares that are purchased and paid for in full upon the exercise of the Option shall be fully paid and non-assessable.

     5. Stock Lock-up. The Optionholder hereby agrees that, at the request of the Company, the Optionholder (or in the case of the Optionholder’s death, his or her successors) shall agree not to sell or otherwise transfer any acquired Optioned Shares during any stock lock-up period agreed to by the Company and any underwriter associated with a public offering of Common Stock.

     6. Termination of Option. The Option, to the extent not previously exercised, shall terminate upon the first to occur of the date that is (a) three months after termination of the Optionholder’s service with the Company or any parent or subsidiary of the Company, unless due to death or Disability (as defined in Section

22(e)(3) of the Code); (b) one year after termination of service due to death or Disability; or (c) ten years after the Grant Date. Notwithstanding the foregoing (i) if the Optionholder’s service is terminated by the Company in its good faith judgment, for (A) commission of a crime by the Optionholder or for reasons involving moral turpitude; (B) an act by the Optionholder which tends to bring the Company into disrepute; or (C) negligent, fraudulent, or willful misconduct by the Optionholder, or (ii) if after the service of the Optionholder is terminated, the Optionholder commits acts detrimental to the Company’s interests, then the Option shall thereafter be void for all purposes.

     7. No Privilege of Stock Ownership. The holder of the Option granted hereunder shall not have any of the rights of a shareholder with respect to the Optioned Shares until such Optionholder shall have exercised the Option, paid the Option Price, and received a stock certificate for the purchased shares of Common Stock.

     8. Liability of the Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the nonissuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

     9. No Employment or Service Contract. Nothing in this Agreement shall confer upon the Optionholder any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionholder) for any period of time or to interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionholder) or the Optionholder, which rights are hereby expressly reserved by each, to terminate the service of Optionholder at any time for any reason whatsoever, with or without cause.

     10. Assignability. Unless the Optionholder has received written consent of the Board, neither this Option nor any rights or privileges conferred hereby shall be assignable or transferable by the Optionholder other than by will or by the laws of descent and distribution, and this Option shall be exercisable only by Optionholder during the Optionholder’s lifetime. Upon the death of Optionholder, the rights of the successors to Optionholder shall be limited as set forth in this Agreement.

     11. Binding Affect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

     12. Compliance With Laws and Regulations; Securities Matters.

          (a) The exercise of this Option and the issuance of the Common Stock upon such exercise shall be subject to compliance by the Company and the Optionholder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or trading market on which the shares of the Common Stock may be listed at the time of such exercise and issuance. In connection with the exercise of this Option, Optionholder shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with applicable requirements of federal and state securities laws.

          (b) The Option granted hereunder may be exercised by the Optionholder only if (i) the shares of Common Stock which are to be issued upon such exercise are registered under the Securities Act of 1933, as amended (the “1933 Act”) and any and all other applicable securities laws, or (ii) the Company, upon advice of counsel, determines that the issuance of the shares of Common Stock upon the exercise of the Option is exempt from registration requirements.

          (c) The Company is under no obligation to register, under the 1933 Act or any other applicable securities laws, any of the shares of Common Stock to be issued to the Optionholder upon the exercise of the Option or to take any action which would make available any exemption from registration. If the shares to be issued to the Optionholder upon the exercise of the Option have not been registered under the 1933 Act and all other applicable securities laws, those shares will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and must be held indefinitely without any transfer, sale, or other disposition unless (a) the shares are subsequently registered under the 1933 Act and all other applicable securities laws, or (b) the Optionholder obtains an opinion of counsel which is satisfactory to counsel for the Company that the shares may be sold in reliance on an exemption from registration requirements. In the event that the shares to be issued upon exercise of the Option are “restricted securities,” the certificates representing shares of Common Stock issued upon exercise of an Option shall be endorsed with a legend reading substantially as follows:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE “RESTRICTED SECURITIES” AS DEFINED BY RULE 144 UNDER THAT ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IN LIEU THEREOF, AN OPINION OF COUNSEL FOR THIS COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.

     13. Withholding Taxes; Other Deductions. The Company shall have the right to deduct from any settlement of the Option, including the delivery or vesting of shares (a) an amount sufficient to cover withholding as required by law for any federal, state, or local taxes, and (b) any amounts due from the Optionholder to the Company or to any subsidiary or parent of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to the Optionholder an amount equal to such taxes or obligations.

     14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Company’s Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionholder shall be addressed to the address indicated on Exhibit A. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid, and properly addressed to the party to be notified.

     15. Board Decisions. All decisions of the Board with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this Option.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement or caused it to be executed as of the Grant Date.

Action Performance Companies, Inc.

By:

Its:

Optionholder

Printed Name:

Social Security Number:

3

EXHIBIT A

Name of Optionholder:

Address of Optionholder:

Grant Date:

Option Price per Share:	$ per share

Number of Non-qualified Optioned Shares:

Vesting Schedule:

A-1